Exhibit 23.2



Holditch-Reservoir Technologies Consulting Services

1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011 Tel: 412-787-5403
Fax: 412-787-2906

July 10, 2002


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Holditch-Reservoir Technologies Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the "Company") for the fiscal year ended December 31, 2001, and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2002. We hereby further consent to the use of information contained in our report as of January 1, 2002 setting forth the estimates of revenues from the Company's oil and gas reserves. We further consent to the incorporation by reference of the Form 10-K and the Form 10-Q into this Registration Statement on Form S-3.

                                   Very truly yours,

                                   /s/ Michael D. Zuber

                                   Michael D. Zuber
                                   Principal Consultant